Exhibit 99.3

QUESTION AND ANSWER TRANSCRIPT

FOR SONOSITE, INC. Q1 2003 CONFERENCE CALL

Wednesday, April 30, 2003

OPERATOR

The question and answer session will be conducted electronically. (CALLER INSTRUCTIONS). We’ll take questions in the order that we receive them. Our first question will come from Bruce Jacobs with Deutsche Bank.

THE CALLER

Hey, guys, it’s actually Jason Robinson sitting in. Congratulations on a nice quarter. We had a couple questions. First off on Titan. Based on your initial order patterns, are most of your Titan customers — are they cannibalizing some of your hand held procedures, some of the purchases of the 180, the cart (indiscernible) systems, neither or both? Just trying to get an understanding of who the initial Titan customer base is at this point.

MR. KEVIN GOODWIN

Well, it’s a mix. You have people who were going to buy 180 plus systems who are now going to a higher quality, higher price system to Titan. And then you have others who were contemplating buying other brands, including carts, which are saying such things to us as, the Titan is a great solution for them and are choosing that. So it’s a mixture of people that were in our pipeline and people that were in someone else’s pipeline.

THE CALLER

Okay. Can you tell us how you’re positioning Titan at this point versus the rest of the platform with respect to price point, target user applications, etc.?

MR. KEVIN GOODWIN

Sure. I also want to mention, we are pursuing upgrades on our, you know, our vast install base as another source of revenue that we anticipate occurring for this product. Now, as far as positioning is concerned, the whole idea of maximum modular imaging really came from the marketplace. But again a function of the ASIC technology where son site is really taking advantage of Moore’s law and applying it to ultrasound. And what this does is enable us to market to, not only the existing point of care, hand carried ultrasound markets that we’ve identified and measured, but also to compete in the mid range of the large cart market which spends about 3 billion per year annually on carts and about a billion of that is mid range. So this technology allows us to migrate upward in term of price performance and capability for our existing markets, upward into the cart market, so to speak, and really opens up a broader market. And most importantly, alongside that, allows us to raise gross margins, we believe.

THE CALLER

Okay, super. And at this point can you talk a little bit about the application, do you see Titan you see being used for and if and when at some point there will be a cardioTitan?

MR. KEVIN GOODWIN

Well, the current application set on Titan is abdominal imaging, obstetrical imaging, vascular imaging, superficial imaging such as breast, thyroid, so we call that small parts or even musculoskeletal. It essentially has everything but the cardioimaging to start and we’ll still be marketing (indiscernible) for cardiac applications. And we certainly are considering the cardiac capability for the device in the future. Remember, it’s all about the chips and the software and a very rapid upgrade path that the customers can buy from us on a modular basis. This is a big opportunity because as we move forward and broaden our footprint with this product, we’re going to be able to sell modular upgrades in a sense to our install base in a retro manner, retroactive manner, as we again sell more first generation Titanes to people. So we’re very excited about this.

THE CALLER

super. One last question. Can you give us a sense of how iLook did this quarter?

MR. KEVIN GOODWIN

Well, the iLook markets which we define generally as vascular access kind of markets, were worth about 11 percent of revenue in the U.S. this quarter. In Europe activity was very heavy. A lost that activity comes through some of these more government controlled markets, but we’re quite encouraged, in particular in the vascular access area.

THE CALLER

Okay, super. Thank you very much, guys.

OPERATOR

Our next question will come from Charles Olsziewski with UBS Warburg.

THE CALLER

Good afternoon, Kevin, Mike, Kelly. A question regarding — you made a comment that Titan could potentially end up being as much as 50 percent of Q2 revenue is that to say — if shipments are only going to start in the middle of June, is that to say you have a fairly significant backlog right now? Or is there something else that would drive the percentage to be so high in that particular in this current quarter?

MR. KEVIN GOODWIN

Let me describe the logistics, Charlie, because this is an important thing to understand. This is a transition quarter in the sense we’re cutting production end of the Titan. Production is expected to release in mid June. However, the logistical processes is as followed. We’re shipping demonstration units at the end of this week out to the U.S. and European field. We will spend the next two months, May and June, demonstrating and selling, and hopefully closing lots of orders. We spent the month of April on some road show activities where the product limited amount of the product is being shown to targeted customers. That will continue throughout the quarter. So we expect to build an order backlog from Titan between really when we started in April through the end of the quarter and then shipment were released in a bolus around June. That’s just the way the schedule has worked with release of the product. I want to comment also that philosophically we believe we should launch a product and ship it in the same quarter and not straddle whereby we ship in one quarter, launch in another. So we just want you all to be aware of the fact that we’re doing all that this quarter which is why we emphasize logistics. With that said, why could we think it’s 50 percent of revenues? We think it’s I strong product and people are reacting very nicely to it.

THE CALLER

Okay. You mentioned, obviously you continue to have great — make great progress on the gross margin line. By order of magnitude, how much higher could the gross margins be on the Titan in either the core product or the iLook or say the core product platform? You’re talking about 10 percent — not basis points, just 10 percent in dollars or more than that?

MR. KEVIN GOODWIN

Well, approximately the pricing on the Titan platform is approximately 25 to 35 percent higher than the existing platform, and the cost of goods is essentially level. So I think historically, we talked about our average pricing realized in our existing platforms and on the iLook. So indeed, the Titan platform is a move up in price, a big move up in performance and really no move up in cost of goods.

MR. MICHAEL SCHUH

Charlie, if I could add real quick, obviously those margins are realized as we sort of increased the manufacturing.

THE CALLER

Oh, sure.

MR. MICHAEL SCHUH

So we’ll see more of the up side sort of toward the second half because at the beginning we’ve got some costs and those are the realized margins as we hit, you know, our stride in terms of the manufacturing volume.

THE CALLER

Okay. Kevin, how long big is the visual procedures group as far as personnel?

MR. KEVIN GOODWIN

It is currently about — let’s see here — seven people right now, and is likely to grow a little bit. But the important thing to understand is that the business model we have in mind there is different from an SG&A percent of revenue standpoint. You know, we’re learning by experimenting with some different business models there and they seem to be looking good. So I’m not (indiscernible) massive expansion head count there. However, we will be putting some more people in the organization.

THE CALLER

Does that mean the initial seven were culled out of the existing sales organization or they were add?

MR. KEVIN GOODWIN

Some of the management was culled out of the existing marketing organization. And then we added a few people, I want say four — three people in the quarter that were new. So it might grow another three or four, five people as the year goes on. But the way we’re doing business is different than the way we’re doing it in the core model.

THE CALLER

Is it more of a pay as you go investment in the sense that, if you’re seeing the results, you’re going to invest more?

MR. KEVIN GOODWIN

Absolutely. We’re looking forward to grow revenues with strong margins and be accretive to earnings. That’s the kind of idea we have. Absolutely.

THE CALLER

Okay. Just a question regarding multiple system orders. I mean, when you look at orders that you get, purchase orders, are a majority of those orders, you know, in and of themselves multiple system orders? When I say more than 50 percent?

MR. KEVIN GOODWIN

No. We just see — you know, with established relationships and the reps being more focused, we end up seeing an uptick over time in the number of multi unit orders that we get.

THE CALLER

Okay.

MR. KEVIN GOODWIN

We have certain clusters of customers whose method of ordering might be to order multiple units at a time, which of course are more efficient, and such. Maybe I can have Dan comment, Dan Walton.

MR. DANIEL WALTON

Actually Charlie —

THE CALLER

Hey, Dan.

MR. DANIEL WALTON

How are you doing today?

THE CALLER

Good. How are you?

MR. DANIEL WALTON

We’re seeing a lot of people starting to benchmark (indiscernible) on the product and as such placing their orders on a time basis. They’re setting up and they’re going to benchmark at certain function or specific ultrasound market within their hospital or hospital group toward SonoSite. So they’ll plan for that and they’ll start seeing those come in. We’re also starting to see initially, just at the out set of Titan, ordering a suite of products. Titans for certain applications, 180 plus or other applications, and iLook is again targeted (indiscernible) applications. So we’re starting to see that increase.

THE CALLER

Kevin, what do you see as far as — if we were going to look 18 months out and I’m just picking a time frame, and you look at you obviously three revenue streams. Do you see a relatively equal mix between the three or do you see it skewed more toward Titan or the core product or the iLook?

MR. KEVIN GOODWIN

I think the Titan is really going to drive our business going forward because it’s so differentiated and distinguished, it offers high resolution imaging, modularity which is a completely new and differentiated idea for ultrasound and medicine. And as we come out with new chip sets and other improvements, the customer who we’re going to talk about these improvements in advance to, will be able to buy upgrades from us. So the model, we think, can be one where the new product releases help drive market demand and gross margins that will allow new system sales as well as upgrade sales for those that already own our product. And so we think that’s I very exciting and probably dominant source of revenue and profit stream for the company.

Separately, the work we have to do on the iLook base business is really channel innovation. There’s no question the product innovation is there, so we’re trying to get some innovation going on that side of the equation. In the middle where the 180 plus SonoHeart ELITE reside, those products kind of move down for more people that want capability that are coming up from the bottom or perhaps will get packaged in with Titans for people that want multiple problems solved at one time. So that’s the way we’re thinking. And certainly the Titan is the platform of the future for us by all means.

THE CALLER

Okay. Thanks. I’ll get back in queue.

MR. KEVIN GOODWIN

Okay.

OPERATOR

We’ll go now to Alan Robinson with (indiscernible).

THE CALLER

Good afternoon, guys. Great quarter. I just have a couple of questions again with Titan. With the share that you see Titan potentially taking in the second quarter, does this imply that we’re likely to see significant lowering of ASPs for the first generation products, the 180 plus and the ELITE? And secondly, how can we see the — how do we look at the trajectory of Titan gross margins going forward? I mean I’m assuming the initial versions will be of a lower gross margin than those for the second half of the year. Would that be correct?

MR. KEVIN GOODWIN

Well, to begin with on your first question, we don’t see a reduction in pricing coming up on our existing platforms. So what we were planning on executing is really, you know, a positive impact on pricing gross margins as a result of (indiscernible). On the gross margin question, let me turn it over to Mike and let him give you a sense of the flow of it.

MR. MICHAEL SCHUH

Allen, once again, you know when we launched the iLook last year, we didn’t sort of — we were able to see the margin sort of maintain because there are a lot of shared common parts. With the Titan it’s sort of a new platform. So we’ll see the benefit of the margins as we get into the year. And as the number of Titans run through the manufacturing grows. I wouldn’t sort of peg a specific percentage at this point until I have sort of at least maybe, you know, a few months of production and sales sort of behind me. But certainly on the next call we’ll be able to (indiscernible) that pretty specifically.

THE CALLER

Okay. Just another question here. I mean, it seems that the Titan really has great significant functionality, a good price point. Could you kind of tell us simply in what ways are the traditional cart systems better than Titan right now? They’re clearly more expensive, so how are they better?

MR. KEVIN GOODWIN

Let me turn it over to Dan to give you who has experience in the marketplace. Would you repeat that again, Allen, please?

THE CALLER

Obviously the cart basis is more expensive than the Titan yet it seems the Titan has the same, similar kind of functionality of the traditional cart basis. Can you sort of characterize how the cart basis is better than Titan right now?

MR. DANIEL WALTON

In ultrasound beauty is always in the eyes of the beholder and it’s very subjective use. The results we get back from users and very experienced ultrasound users and radiology, vascular and surgery, they like the functionality of the Titan. They feel that the Titan covers all of their needs. And what they find is in comparison it’s not the image quality but it’s the use model that they actually have for Titan versus their big carts. They find that a lot of people have a PC for an analogy. They use about 10 percent of the PC’s capability. So they don’t find that they really need to buy the big cart to get the same ultrasound performance they can get out of the Titan.

MR. KEVIN GOODWIN

Remember, Alan, what they get — what they are trying to do with ultrasound and frankly what they get paid to do is do two-dimensional imaging, color flow imaging, for the blood flow velocity through the vessels. And Titan does a terrific job on all three counts. And to kind of echo what Dan is saying, if the carts are loaded up with a lot of capability that often goes unused and at the same time offers a level of mobility, you know, wherever your patient happens to be, you can go there with a high quality instrument and also opens up the practice mentality of traditional users where the size of the room, the amount of the heat and all that goes with running ultrasound department can be revisited. So, then there’s economics of ownership. You can buy things modularly. We’re going to tell the customers in advance what chip sets we’re working on. We have industry standard flash cards we’ll deliver software there through. And the hardware we come out with will be plug and play. For example, we have a release contemplated in Q3, another one in Q4 and we’ve already begun working on our next generation chip set.

THE CALLER

Okay, thanks. Great quarter, guys.

OPERATOR

Del Warmington with Delwar Capital Management.

THE CALLER

Yes. Quick question. (indiscernible) gave a percentage of revenue by region. Did I miss that or what?

MR. KEVIN GOODWIN

Oh, revenue by region?

THE CALLER

Yes.

MR. KEVIN GOODWIN

Okay.

THE CALLER

Percentage.

MR. KEVIN GOODWIN

Mike, you want to handle that?

MR. MICHAEL SCHUH

Yeah. Let’s see. Just real quickly, there’s probably about 40 percent from the — actually we did do that. We did 57 percent was domestic and the remainder was international. And then when you look at the international, the majority of that probably 40 percent of that was from the European side and the rest was from Asia.

THE CALLER

Okay. Also with your (indiscernible) you talk about government sales have an impact on your DSOs. What portion is there this quarter was from government sales?

MR. MICHAEL SCHUH

It wasn’t so much — it was a smaller percentage this quarter. It was more sort of in Q4 and those are the ones that that sort of impacted DSO. And the main reason, 1.7 million that impacted the DSO. And the major reason for that is not so much, obviously from the government standpoint, willingness to pay. There were a lot of administrative people that were actually deployed over with — into Iraq. And getting a response to some of the administrative side things has actually been difficult, but we made good progress on that so far. So it’s not sort of an issue for us.

THE CALLER

So DSOs should come down prior to June quarter, then?

MR. MICHAEL SCHUH

Yes, I would fully expect that.

THE CALLER

Okay. Thank you.

OPERATOR

Our next question will come from Robert Toomey with RBC Dain Rauscher.

THE CALLER

Hi, good afternoon.

MR. KEVIN GOODWIN

Hey, Bob.

THE CALLER

A couple of questions, I guess more for Mike first. Is it safe to assume you’re projecting — still projecting a profit for the full year? You should be cash flow positive for the full year?

MR. MICHAEL SCHUH

Yes. We’re certainly managing both our quarterly and our annual expectations for the year and I would expect to meet those.

THE CALLER

In terms of cash flow as well, Mike?

MR. MICHAEL SCHUH

Yeah, cash flow would be the same.

THE CALLER

Okay. And what will be your depreciation amortization Cap Ex for the full year?

MR. MICHAEL SCHUH

It runs about 700,000 and a quarter and that’s a pretty consistent run rate.

THE CALLER

For both?

MR. MICHAEL SCHUH

Well, that’s for the depreciation. The Cap Ex for the year is about 3 million.

THE CALLER

3 million, okay. Any change in the competitive landscape, can you kind of give us an update there on whether you’re seeing anything new from General Electric?

MR. KEVIN GOODWIN

Nothing new. I think they’re now shipping that hand carriage system, they had the logic book. And we haven’t felt any pain from it. And otherwise haven’t seen any new moves from them in that category at all.

THE CALLER

Okay.

MR. KEVIN GOODWIN

We’re making a few new moves, though.

THE CALLER

Right. Can you talk generally about the tone of the markets in general? Are you seeing strong customer acceptance of the Titan, I guess that kind of speaks for itself? Kevin, how would you compare this introduction with your previous generation products?

MR. KEVIN GOODWIN

Well, I think this is the best market introduction we’ve ever done. To begin with, the marketing investment is more focused than it ever has been and we think the messaging which really was echoed to us from the market during early market testing, we believe that messaging is right on. And this idea of modularity we think is a very big idea. It puts us in a very differentiated position, Bob. You think about it. The original platform we came out with was 180 degrees opposed from a cart system. Literally that’s one of the reasons we called it the 180. The Titan, which is a modular ultrasound system, is really more 90 degrees opposed from the cart world. It fuses the best of both worlds, gives up absolutely nothing in terms of diagnostic capability, adds in modularity, continues to provide durability and reliability unseen, and we have the whole aspect of being able to add to the market opportunities set for us by migrating up into the cart world formally as part of our strategy. Then there’s ASIC technology on the model we will think helps us going forward.

THE CALLER

Great. One other question pertaining to manufacturing efficiency. You’re currently guiding (indiscernible) 50 percent gross margin for the second quarter. Can you say what gross margin is implied in your full year guidance of EPS of 30 to 40 cents a share?

MR. MICHAEL SCHUH

Yeah, Bob, right now it’s just roughly about similar percentage. As we get into the second half of the year, we do see some up side from Titan as we go along. At the same time you have to remember sort of the mix as it’s coming in. Right now we’re sort of pretty much dominated by the U.S. and Europe. As we get into the end of the year we’ve got Japan coming back in which is a little bit of a lower market. So I think it’s somewhat steady for the year.

THE CALLER

It roughly what, Mike?

MR. MICHAEL SCHUH

We’re right now in our guidance.

THE CALLER

63?

MR. MICHAEL SCHUH

yes.

THE CALLER

Okay. I think that’s all I have for the moment. I guess one other one I would have, Kevin, that’s for you, I wasn’t quite clear — you were talking earlier in your prepared comments on your channel strategies in both the U.S., Europe and Japan. And you kind of went over those kind of fast. Can you go over those for me again? I’m not quite clear on that.

MR. KEVIN GOODWIN

Okay. Well, you have — again, a stream of business centered around the markets we’ve been selling to. We call our core markets. And added to those now are the mid range or the annual cart market. And we’re going after that with our direct sales force in the U.S., our direct sales force in Germany, France, Spain and the U.K.; our joint venture in China; and then of course the reconfigured distribution that we’re working on in Japan.

In the USA, however, we’re also setting up — we have already set up another division within the company called visual procedures which is going after those vascular access markets that are centered around the iLook product. It’s only a USA phenomenon at this point. It does imply that we have an interesting business challenge, which is to come up with more channel capacity for the iLook, both here in the states and elsewhere, because there’s definitely market opportunity. But we’re very busy in the main core business. So what we’re doing right now is zeroing in on the USA with visual procedures and looking at ways to expand channels just there. We aren’t taking any actions on channels for the iLook in international markets. So does that clarify for you, Bob?

THE CALLER

Yes, it does. Are there other opportunities for iLook, Kevin, outside of that that are accessed?

MR. KEVIN GOODWIN

Yes, the I 15 which is a stethoscopic product continues to generate a lot of interest, looking for free fluid, quick evaluations of the heart, that kind of thing. And once again it’s a channel capacity issue. So if you think about what visual procedures does, that’s a visual in the USA, they work with customers who are doing procedures in using ultrasound to guide those procedures like vascular access. They’re also doing visual medicine such as looking at chest fluid, etc., in ICU settings and elsewhere. And again, it’s all about distribution innovation and create a profitable stream. And that’s one of the challenges we have right now with that particular product market mix. And we’re optimistic we can get something done there.

THE CALLER

Great. Thanks very much.

OPERATOR

Our next question will come from Bob Stafford with Stafford Capital management.

THE CALLER

Hi, Kevin and Mike.

MR. KEVIN GOODWIN

Hi, Bob.

THE CALLER

Great call. I’ve got a few questions. First of all when you talk about the mid range, you’re referring to the mid range cart market?

MR. KEVIN GOODWIN

Uh-huh.

THE CALLER

What are the parameters of that range?

MR. KEVIN GOODWIN

The well the way it’s been historically been defined, Bob, you have approximately three tiers. This is noted in industry studies that come off every year. And having been in the ultrasound business — the cart ultrasound business prior to SonoSite, we’re pretty familiar with it. (indiscernible) there is available data out there. The stratification is normally made on price. You have systems that sell below $50,000, systems that sell at 50 and $100,000, and you have systems that sell above 100,000. Virtually all those systems have been carts. And so when we talk about mid range, we really think about the under 50 and 50 to 80 thousand bracket. And that’s about a billion dollarss of the 3 million — rather the 3 billion spent every year.

THE CALLER

How would you size your core market again?

MR. KEVIN GOODWIN

Well, as we said in the last call — it’s important to remember since we started shipping product, we’ve been doing ongoing market research.

THE CALLER

I know.

MR. KEVIN GOODWIN

And if you look at the USA, Europe, Japan and China, we estimate between 2 and $3 billion of legitimate opportunity for point of tier or hand carried ultrasound there and that of course stems from the fact we’ve done a lot of measuring of that unique modalities opportunity. And that is what we’ve been working on all these (indiscernible)

THE CALLER

Right. Would you take a stab at market size for visual procedures?

MR. KEVIN GOODWIN

As we said on the I think it was the July call last year, we estimate the U.S. market to be potentially 250 million over five to 7 years. I’m talking about total market size. I’m not talking about annual recurring.

THE CALLER

Uh-huh.

MR. KEVIN GOODWIN

So that’s I new and growing market.

THE CALLER

Right. My second question is the Titan offers much higher resolution. I thought you had pretty high resolution before. And can you sort of explain the improvement to a layman?

MR. KEVIN GOODWIN

Sure. Well, what we do here at SonoSite, we take that digital circuitry that was pioneered by a former parent and we’re putting more and more of it on these ASIC chips.

THE CALLER

I understand. I mean if you’re looking at the image yourself, what what’s the difference you see?

MR. KEVIN GOODWIN

The penetration imaging, the clarity, the dot size, what’s called the contrast imaging which is the difference between whites and blacks, the softness of the image, some of that being esthetic. I mean the diagnostic clarity is better, and then there’s the esthetic part of it. In our industry, ultrasound image quality is influenced by two factors, I think. One is diagnostic accuracy. Can I get the diagnosis made. And secondly is the esthetic of the image. And most importantly the original platform was found to be quite equivalent in diagnostics. Titan is even better and then you have all the esthetic advantage of making the images more pleasing to the radiologist’s eye or others.

THE CALLER

Uh-huh. My last question is do you have, in your opinion, much of a risk in terms of customers not ordering until your Titan is out and you getting squeezed with people delaying in the meantime?

MR. KEVIN GOODWIN

Well, that’s important, a good question. And that’s why we launch and ship in the same quarter. So the challenge this quarter is to get those demonstration units out, get them demonstrated in the right customers laboratory and then get those orders booked this quarter. Of course visibility to the sales activity before we entered the quarter and we’ve been quietly going about running around the road doing this. So the challenge is going to be to get the demos in the right places at the right time and convert the orders. But I will say that the ones we’ve done so far have gone really well.

THE CALLER

Great. Thanks a lot.

OPERATOR

Once again, as a reminder to our audience (CALLER INSTRUCTIONS). We’ll take our next question from John Boyland (phonetic) with A.G. Edwards.

THE CALLER

Good afternoon, everybody. Can you hear me?

MR. KEVIN GOODWIN

Yes, we can hear you.

THE CALLER

Okay, great. I just had a couple of quick questions. In terms of your Titan shipments, you said in your press release that it could be up to 50 percent of the second quarter revenues. What I was wondering is how much of those are actually new boxes and how much of those are conversions from 180s?

MR. KEVIN GOODWIN

You know, we don’t know yet, John. Certainly we’ve got a lot of activity on new transactions. And everybody who is a SonoSite user wants to see this thing and many have said they’re going to upgrade. At least we think they will upgrade. When they upgrade of course is an open question because that means you have to go back and get money and so on.

So, we’re not sure yet.

THE CALLER

Okay. And do you have an ideas on even a rough idea of what that mix might be longer term? In terms of conversions and new boxes? Or is it a wait ask see thing?

MR. KEVIN GOODWIN

Well, it’s geographically. Remember, we’re making forward predictions when we answer that question. So I would say that we envision that the Titan will become the dominant platform in our core market stream which is around end trail for some markets, point of care and the mid range cart market sources of revenue. It really is, you know, basically the next best thing we’ve come out with on our chips.

THE CALLER

Okay. And secondly, in regards to the Olympus agreement and the restructuring of the sales force, is that going to come on line rather quickly? Are they going to hit the second half of the year ground running or should we see more of a gradual ramp up?

MR. KEVIN GOODWIN

I would predict a more gradual ramp up. We are on schedule but things are moving at a methodical pace. I wouldn’t say they’re moving at a harried pace. The tendency that we’ve seen with Olympus is to take their time and do it correctly. So I expect — we expect that you’ll see a gradual improvement, and our objective is to show better progress in the second half and be in great position for 2004.

THE CALLER

Okay. Thanks a lot.

OPERATOR

We will now take a follow-up from Charles Olsziewski with UBS Warburg

THE CALLER

I just have a few kind of mop-up questions. Mike, when you look at the composition of the balance sheet from December to March, you had a shift, a reduction in your investment securities portfolio which went into short term investment securities. And you had a pretty big spike sequentially in interest income. Is there anything — was there a gain on a sale of investments or was it just some reclassification? What was going on there?

MR. MICHAEL SCHUH

Obviously there was an increase in interest income from the year ago because we did the offering after the first —

THE CALLER

I meant sequentially.

MR. MICHAEL SCHUH

Oh, sequentially. The only other thing we have there is we have a 100 K of exchange gained in the other income.

THE CALLER

Okay.

MR. MICHAEL SCHUH

So that probably makes up for the change.

THE CALLER

Okay. And as far as the moving of the reduction in the investment securities line which are longer term in nature I’m assuming and a boost in the short term investments, is that just some reclassification or —

MR. MICHAEL SCHUH

Yes. It’s usually just timing because what we do is we put out the investments no longer than 24 months. So as they come due it’s just sort of timing and what we feel the interest rate market is and we’re going to go back out onto the yield curve longer. But the investments stay the same, they’re pretty conservative. And just where we are, where we want to be on the yield curve depending on the interest rate environment.

THE CALLER

Okay. Two more thing. One, the amount of the Japanese — was Japanese revenue essentially down 80, 90 percent year over year?

MR. KEVIN GOODWIN

Yeah, it was really minimal in the quarter, Charlie.

THE CALLER

So would we see any uptick in the second quarter or is it really more second half?

MR. KEVIN GOODWIN

You’ll see an uptick we think in the second quarter but the real ramp (indiscernible) reinitiation in the second half. Sort of a traditional, typical levels of revenue so to speak.

THE CALLER

Based on your quarter, this is kind of a moot question, but I think it’s worth asking. You know, there’s been a lot of legitimaters among investors about companies that sell into the domestic hospital market. Are you seeing any changes in buying patterns? Obviously your U.S. business was up 50 percent. Are you seeing anything that would suggest there’s a change or some fundamental dynamic difference than three or six months ago?

MR. KEVIN GOODWIN

I’m going turn it over to Dan, Charlie.

MR. DANIEL WALTON

Charlie, the only thing I’m seeing is they want to buy more SonoSite products. I haven’t seen a shift. I haven’t seen a downturn. I’ve seen a couple of states that have had a couple of issues. As far as some tax initiatives they’ve had like in Oregon. But other than that, I’ve seen absolutely no downturn, no lack of demand. We still need to get to all these places.

THE CALLER

Okay. I don’t say this often, but congratulations on a great quarter, guys.

MR. KEVIN GOODWIN

Thank you. Thanks, Charlie.

OPERATOR

And we have no further questions (indiscernible). I’d like to turn the conference back it our speakers for additional or closing comments.

MR. KEVIN GOODWIN

Thank you very much everyone. We appreciate the questions and we’ll remain in touch. Good day.

OPERATOR

Thank you for your participation on today’s conference call. You may disconnect at this time.

(CALL CONCLUDED)

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